EXHIBIT 23.2

Monarch Community Bancorp, Inc.
375 North Willowbrook Road
Coldwater, Michigan 49036

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to Monarch Community Bancorp, Inc.'s Amended and Restated 2003 Stock Option and Incentive Plan, of our report dated January 31, 2003, on our audit of the consolidated financial statements of Monarch Community Bancorp, Inc. for the year ended December 31, 2002, which report is included in the Annual Report on Form 10-KSB.

                                                                                                       /s/ PLANTE & MORAN, PLLC

Auburn Hills, Michigan
May 22, 2003